Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 25, 2016
FOR IMMEDIATE RELEASE

Washington Trust Reports Second Quarter 2016 Earnings
WESTERLY, R.I., July 25, 2016 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced net income of $11.1 million, or $0.64 per diluted share, for the second quarter of 2016, compared to net income of $10.9 million, or $0.64 per diluted share, reported for the first quarter of 2016.
"Washington Trust posted solid second quarter earnings in a challenging economic environment," stated Joseph J. MarcAurele, Washington Trust Chairman and CEO.  "Total loans reached a record level, as a result of strong commercial loan and residential mortgage activity during the quarter.  Wealth management revenues and assets under administration also achieved all-time highs, despite financial market volatility."
Selected highlights for the second quarter of 2016 include:

•	Returns on average equity and average assets remain solid at 11.50% and 1.14%, respectively. Comparable amounts for the first quarter of 2016 were 11.50% and 1.16%, respectively.

•
Mortgage banking revenues amounted to $2.7 million, up by 23% on a linked quarter basis. Mortgage loans sold to the secondary market totaled $139 million; the second highest quarterly volume in the past three years.

•	Total loans stood at $3.1 billion at June 30, 2016, up by 1% in the quarter and up by 5% from a year ago.

•	Total deposits amounted to $2.8 billion at March 31, 2016, down by 3% in the quarter and up by 2% from a year ago.
Net Interest Income
Net interest income totaled $26.8 million for the second quarter of 2016, compared to $27.7 million, in the first quarter. Prior quarter net interest income included loan prepayment fee income of $1.0 million, compared to $48 thousand in the most recent quarter. Excluding the impact of the loan prepayment fee income from both periods, net interest income was down slightly on a linked quarter basis. The net interest margin was 3.05% for the second quarter of 2016, down by 19 basis points from the previous quarter. Excluding the impact of the loan prepayment fee income in each period, the second quarter net interest margin was 3.05%, down by 8 basis points from the prior quarter. The reduction in the net interest margin was largely due to lower yields on interest-earning assets as a result of the downward movement in longer-term market interest rates in 2016. Other significant linked quarter changes included:

Washington Trust
Page 2, July 25, 2016

•
Average interest-earning assets increased by $94 million, due to growth in average balances of commercial loans in the quarter as well as an increase in average investment securities driven by portfolio additions near the end of the previous quarter.

•
Average interest-bearing liabilities rose by $88 million, reflecting increases in the average balance of Federal Home Loan Bank of Boston ("FHLBB") advances. The cost of interest-bearing funds was 0.74%, unchanged from the previous quarter.

Noninterest Income
Noninterest income totaled $15.9 million for the second quarter of 2016, up by $1.3 million, or 9%, from the first quarter of 2016. Significant linked quarter changes included:

•
Wealth management revenues totaled $9.5 million for the second quarter, up by $307 thousand, or 3%, from the prior quarter. The increase included a $291 thousand increase in tax preparation fees, which are generally concentrated in the second quarter. Wealth management assets under administration amounted to $5.9 billion at June 30, 2016, up by $26 million on a linked quarter basis. Managed assets continue to represent over 90% of total wealth management assets at June 30, 2016.

•
Mortgage banking benefited from strong activity levels as revenues totaled $2.7 million for the second quarter, up by $512 thousand, or 23%, on a linked quarter basis. These results reflect both a higher volume and yield on loans sold to the secondary market. Residential mortgage loans sold to the secondary market amounted to $139.0 million in the second quarter, compared to $106.0 million in the previous quarter.

•
Income from bank-owned life insurance ("BOLI") amounted to $1.1 million in the the second quarter, up by $591 thousand, from the the first quarter of 2016. Included in the second quarter was a $589 thousand non-taxable gain due to the receipt of life insurance proceeds.

•
Loan related derivative income amounted to $508 thousand in the second quarter, down by $137 thousand, or 21%, from the prior quarter. The decrease reflected a lower volume of commercial borrower interest rate swaps transactions.

Noninterest Expenses
Noninterest expenses totaled $26.0 million for the second quarter of 2016, up by $580 thousand, or 2%, from the prior quarter. The largest increase was a $1.0 million increase in salaries and employee benefit costs, which included costs of $425 thousand incurred in the second quarter for various employee severance matters. The remaining increase in salaries and employee benefit costs was concentrated in transaction-based commission expense associated with the increase in mortgage banking activities. In first quarter of 2016, noninterest expenses included $431 thousand of debt prepayment penalty expense associated with the prepayment of $10.0 million in FHLBB advances. There were no such expenses in the latest quarter.

Income tax expense amounted to $5.2 million for the second quarter of 2016, down by $331 thousand from the amount recognized in the previous quarter. The effective tax rate for the second quarter of 2016 was 31.8%, compared to 33.4% for the first quarter of 2016. The reduction in the effective tax rate for the second quarter is primarily due to the non-taxable gain related to the receipt of BOLI proceeds.

Washington Trust
Page 3, July 25, 2016

Loans
Total loans amounted to $3.1 billion at June 30, 2016, up by $34 million, or 1.1%, from the balance at the end of the first quarter. The linked quarter change was due to growth of $57 million in the commercial real estate portfolio, which was partially offset by a decline of $23 million in the commercial and industrial portfolio. The residential and consumer loan portfolio balances were relatively consistent with the period-end balances at March 31, 2016. Included in the residential loan portfolio balance at the end of the second quarter was a $16.1 million purchase of whole loans acquired on June 28, 2016. These loans were individually evaluated to our underwriting standards and predominantly secured by properties in Massachusetts.
Investment Securities
The securities portfolio amounted to $420 million at June 30, 2016, down by $11 million, or 2.5%, from the balance at March 31, 2016, due to calls, maturities and routine principal pay-downs, which were partially offset by the purchases of $52 million of additional U.S. government agency and agency mortgage-backed debt securities. Investment securities were 11% of total assets as of June 30, 2016.
Deposits and Borrowings
Total deposits amounted to $2.8 billion at June 30, 2016, down by $90 million, or 3.1%, in the second quarter. Excluding wholesale brokered time deposits, in-market deposits decreased by $75 million, or 2.9%, in the quarter. The largest outflow during the quarter was $88 million of money market deposits, attributable to outflows associated with various institutional and governmental depositors. A substantial portion of these outflows are considered to be seasonal in nature based on the business cycles of the underlying depositors.

FHLBB advances amounted to $640 million at June 30, 2016, up by $153 million, or 31.4%, from March 31, 2016.
Asset Quality
Total past due loans amounted to $17.1 million, or 0.56% of total loans, at June 30, 2016, compared to $18.3 million, or 0.60% of total loans, at March 31, 2016. Total nonaccrual loans amounted to $17.2 million, or 0.56% of total loans, at June 30, 2016, compared to $17.4 million, or 0.57% of total loans, at March 31, 2016.
A loan loss provision totaling $450 thousand was charged to earnings in the second quarter of 2016, compared to a loan loss provision of $500 thousand recognized in the first quarter of 2016. The loan loss provision was based on management’s assessment of loss exposure, as well as loan loss allocations commensurate with changes in the loan portfolio during the quarter. Net charge-offs amounted to $761 thousand in the second quarter of 2016 and included a $737 thousand charge-off associated with one commercial and industrial relationship. A substantial portion of the loss exposure associated with this charge-off was recognized as of March 31, 2016. The allowance for loan losses was $25.8 million, or 0.84% of total loans, at June 30, 2016, compared to $26.1 million, or 0.86% of total loans, at March 31, 2016.
Capital and Dividends
Total shareholder's equity was $388 million at June 30, 2016, up by $7 million from March 31, 2016. Capital levels at June 30, 2016 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.43% at June 30, 2016, compared to 12.45% at March 31, 2016. At June 30, 2016, book value per share amounted to $22.73, up from $22.40 in the prior quarter.

Washington Trust
Page 4, July 25, 2016

The Board of Directors declared a quarterly dividend of 36 cents per share for the quarter ended June 30, 2016. The dividend was paid on July 14, 2016 to shareholders of record on July 1, 2016.

Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights and outlook on Tuesday, July 26, 2016 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-0784. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-877-870-5176 and entering the Replay PIN Number 13639564; the audio replay will be available through August 5, 2016. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through September 30, 2016.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ OMX® under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; additional government intervention in the U.S. financial system; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Assets:
Cash and due from banks	$116,658	$89,966	$93,222	$106,445	$79,795
Short-term investments	3,255	4,931	4,409	3,629	4,298
Mortgage loans held for sale	38,554	22,895	38,554	31,805	37,389
Securities:
Available for sale, at fair value	401,749	411,352	375,044	323,795	351,378
Held to maturity, at amortized cost	17,917	19,040	20,023	21,140	22,523
Total securities	419,666	430,392	395,067	344,935	373,901
Federal Home Loan Bank stock, at cost	34,303	26,515	24,316	37,730	37,730
Loans:
Commercial	1,732,220	1,698,811	1,654,547	1,579,854	1,583,537
Residential real estate	1,005,036	1,004,349	1,013,555	1,024,214	1,001,263
Consumer	343,628	343,833	345,025	345,850	343,784
Total loans	3,080,884	3,046,993	3,013,127	2,949,918	2,928,584
Less allowance for loan losses	25,826	26,137	27,069	27,161	27,587
Net loans	3,055,058	3,020,856	2,986,058	2,922,757	2,900,997
Premises and equipment, net	29,590	29,882	29,593	28,180	28,124
Investment in bank-owned life insurance	65,036	66,000	65,501	65,000	64,502
Goodwill	64,059	64,059	64,059	64,196	58,114
Identifiable intangible assets, net	10,814	11,137	11,460	11,793	4,539
Other assets	80,088	71,577	59,365	58,366	55,088
Total assets	$3,917,081	$3,838,210	$3,771,604	$3,674,836	$3,644,477
Liabilities:
Deposits:
Demand deposits	$512,307	$539,119	$537,298	$513,856	$457,755
NOW accounts	414,532	394,873	412,602	358,973	357,922
Money market accounts	675,896	763,565	823,490	855,858	789,334
Savings accounts	342,579	331,800	326,967	305,775	300,108
Time deposits	844,036	850,294	833,898	801,818	834,000
Total deposits	2,789,350	2,879,651	2,934,255	2,836,280	2,739,119
Federal Home Loan Bank advances	640,010	487,189	378,973	381,649	471,321
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	76,708	67,409	60,307	63,699	52,189
Total liabilities	3,528,749	3,456,930	3,396,216	3,304,309	3,285,310
Shareholders’ Equity:
Common stock	1,068	1,064	1,064	1,062	1,052
Paid-in capital	112,314	111,641	110,949	109,724	103,408
Retained earnings	282,666	277,810	273,074	268,166	263,790
Accumulated other comprehensive loss	(7,716)	(9,235)	(9,699)	(8,425)	(9,083)
Total shareholders’ equity	388,332	381,280	375,388	370,527	359,167
Total liabilities and shareholders’ equity	$3,917,081	$3,838,210	$3,771,604	$3,674,836	$3,644,477

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)
						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Interest income:
Interest and fees on loans	$29,122	$29,998	$28,511	$28,626	$28,739	$59,120	$57,092
Taxable interest on securities	2,487	2,370	2,262	2,178	2,176	4,857	4,435
Nontaxable interest on securities	280	327	352	366	402	607	837
Dividends on Federal Home Loan Bank stock	231	210	315	309	164	441	329
Other interest income	70	64	37	47	29	134	54
Total interest and dividend income	32,190	32,969	31,477	31,526	31,510	65,159	62,747
Interest expense:
Deposits	2,981	2,968	3,097	3,308	3,348	5,949	6,737
Federal Home Loan Bank advances	2,313	2,152	1,966	1,987	1,891	4,465	3,793
Junior subordinated debentures	119	112	157	232	241	231	482
Other interest expense	1	2	2	2	2	3	5
Total interest expense	5,414	5,234	5,222	5,529	5,482	10,648	11,017
Net interest income	26,776	27,735	26,255	25,997	26,028	54,511	51,730
Provision for loan losses	450	500	750	200	100	950	100
Net interest income after provision for loan losses	26,326	27,235	25,505	25,797	25,928	53,561	51,630
Noninterest income:
Wealth management revenues	9,481	9,174	9,167	8,902	8,912	18,655	17,347
Mortgage banking revenues	2,710	2,198	2,582	1,990	2,741	4,908	5,329
Service charges on deposit accounts	935	907	971	986	973	1,842	1,908
Card interchange fees	860	797	810	849	826	1,657	1,540
Income from bank-owned life insurance	1,090	499	502	498	492	1,589	982
Loan related derivative income	508	645	752	327	717	1,153	1,362
Equity in losses of unconsolidated subsidiaries	(89)	(88)	(69)	(69)	(69)	(177)	(155)
Other income	419	502	431	430	669	921	968
Total noninterest income	15,914	14,634	15,146	13,913	15,261	30,548	29,281
Noninterest expense:
Salaries and employee benefits	17,405	16,380	16,053	15,971	15,506	33,785	31,000
Net occupancy	1,803	1,807	1,724	1,721	1,669	3,610	3,555
Equipment	1,503	1,501	1,393	1,424	1,376	3,004	2,716
Outsourced services	1,294	1,363	1,337	1,250	1,277	2,657	2,524
Legal, audit and professional fees	662	629	825	630	610	1,291	1,286
FDIC deposit insurance costs	491	493	470	467	436	984	909
Advertising and promotion	420	265	325	356	578	685	845
Amortization of intangibles	322	323	333	260	156	645	311
Debt prepayment penalties	—	431	—	—	—	431	—
Acquisition related expenses	—	—	52	504	433	—	433
Other expenses	2,130	2,258	2,049	1,955	2,258	4,388	4,251
Total noninterest expense	26,030	25,450	24,561	24,538	24,299	51,480	47,830
Income before income taxes	16,210	16,419	16,090	15,172	16,890	32,629	33,081
Income tax expense	5,153	5,484	5,346	4,964	5,387	10,637	10,568
Net income	$11,057	$10,935	$10,744	$10,208	$11,503	$21,992	$22,513

Net income available to common shareholders:
Basic	$11,035	$10,910	$10,718	$10,181	$11,469	$21,945	$22,440
Diluted	$11,035	$10,910	$10,718	$10,180	$11,470	$21,945	$22,441
Weighted average common shares outstanding:
Basic	17,067	17,023	17,004	16,939	16,811	17,045	16,785
Diluted	17,194	17,157	17,167	17,102	16,989	17,185	16,977
Earnings per common share:
Basic	$0.65	$0.64	$0.63	$0.60	$0.68	$1.29	$1.34
Diluted	$0.64	$0.64	$0.62	$0.60	$0.68	$1.28	$1.32

Cash dividends declared per share	$0.36	$0.36	$0.34	$0.34	$0.34	$0.72	$0.68

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Share and Equity Related Data:
Book value per share	$22.73	$22.40	$22.06	$21.82	$21.34
Tangible book value per share - Non-GAAP (1)	$18.35	$17.98	$17.62	$17.36	$17.61
Market value per share	$37.92	$37.32	$39.52	$38.45	$39.48
Shares issued and outstanding at end of period	17,081	17,024	17,020	16,985	16,834

Capital Ratios:
Tier 1 risk-based capital	11.57% (i)	11.56%	11.64%	11.83%	11.79%
Total risk-based capital	12.43% (i)	12.45%	12.58%	12.80%	12.78%
Tier 1 leverage ratio	9.21% (i)	9.31%	9.37%	9.26%	9.31%
Common equity tier 1	10.84% (i)	10.82%	10.89%	11.05%	11.00%
Equity to assets	9.91%	9.93%	9.95%	10.08%	9.86%
Tangible equity to tangible assets - Non-GAAP (1)	8.16%	8.13%	8.11%	8.18%	8.28%
(i) - estimated

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Performance Ratios:
Net interest margin (FTE)	3.05%	3.24%	3.08%	3.07%	3.15%	3.15%	3.16%
Return on average assets	1.14%	1.16%	1.16%	1.11%	1.27%	1.15%	1.25%
Return on average tangible assets - Non-GAAP (1)	1.17%	1.18%	1.19%	1.13%	1.29%	1.17%	1.27%
Return on average equity	11.50%	11.50%	11.52%	11.13%	12.88%	11.50%	12.71%
Return on average tangible equity - Non-GAAP (1)	14.28%	14.34%	14.45%	13.82%	15.62%	14.31%	15.45%

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)
						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Wealth Management Results
Wealth Management Revenues:
Trust and investment management fees	$8,195	$8,065	$8,001	$7,768	$7,238	$16,260	$14,380
Mutual fund fees	812	843	952	989	1,032	1,655	2,068
Asset-based revenues	9,007	8,908	8,953	8,757	8,270	17,915	16,448
Transaction-based revenues	474	266	214	145	642	740	899
Total wealth management revenues	$9,481	$9,174	$9,167	$8,902	$8,912	$18,655	$17,347

Assets Under Administration:
Balance at beginning of period	$5,878,967	$5,844,636	$5,714,201	$5,211,548	$5,159,663	$5,844,636	$5,069,966
Acquisition of Halsey Associates, Inc.	—	—	—	839,994	—	—	—
Net investment appreciation (depreciation) & income	71,447	22,389	153,953	(316,121)	(13,932)	93,835	66,940
Net client asset flows	(45,395)	11,942	(23,518)	(21,220)	65,817	(33,452)	74,642
Balance at end of period	$5,905,019	$5,878,967	$5,844,636	$5,714,201	$5,211,548	$5,905,019	$5,211,548

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net	$2,804	$2,134	$2,528	$1,964	$2,748	$4,938	$5,333
Residential mortgage servicing fee income, net	(94)	64	54	26	(7)	(30)	(4)
Total mortgage banking revenues	$2,710	$2,198	$2,582	$1,990	$2,741	$4,908	$5,329

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$54,080	$47,545	$38,080	$76,963	$65,134	$101,626	$119,809
Originations for sale to secondary market (1)	154,043	90,458	134,125	126,353	134,360	$244,501	263,356
Total mortgage loan originations	$208,123	$138,003	$172,205	$203,316	$199,494	$346,127	$383,165

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$45,804	$26,454	$44,493	$37,782	$32,693	$72,258	$79,949
Sold with servicing rights released (1)	93,239	79,507	82,906	94,645	110,484	$172,746	191,125
Total mortgage loans sold	$139,043	$105,961	$127,399	$132,427	$143,177	$245,004	$271,074

(1)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Commercial:
Mortgages	$1,074,747	$976,931	$931,953	$873,767	$876,589
Construction & development	81,812	123,032	122,297	121,857	110,989
Commercial & industrial	575,661	598,848	600,297	584,230	595,959
Total commercial	1,732,220	1,698,811	1,654,547	1,579,854	1,583,537
Residential real estate:
Mortgages	978,399	980,274	984,437	994,808	971,705
Homeowner construction	26,637	24,075	29,118	29,406	29,558
Total residential real estate	1,005,036	1,004,349	1,013,555	1,024,214	1,001,263
Consumer:
Home equity lines	260,541	258,513	255,565	252,862	249,845
Home equity loans	39,572	45,499	46,649	47,610	47,437
Other	43,515	39,821	42,811	45,378	46,502
Total consumer	343,628	343,833	345,025	345,850	343,784
Total loans	$3,080,884	$3,046,993	$3,013,127	$2,949,918	$2,928,584

	June 30, 2016		December 31, 2015
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,073,506	92.9%	$959,883	91.0%
New York, New Jersey, Pennsylvania	69,872	6.0%	80,989	7.7%
New Hampshire	13,181	1.1%	13,377	1.3%
Total commercial real estate loans (1)	$1,156,559	100.0%	$1,054,249	100.0%

Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$989,085	98.5%	$995,743	98.2%
New Hampshire, Vermont	9,500	0.9%	10,186	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	3,434	0.3%	4,163	0.4%
Ohio	1,132	0.1%	1,557	0.2%
Other	1,885	0.2%	1,906	0.2%
Total residential mortgages	$1,005,036	100.0%	$1,013,555	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Deposits:
Non-interest bearing demand deposits	$476,848	$474,477	$475,398	$472,349	$429,904
Interest-bearing demand deposits	35,459	64,642	61,900	41,507	27,851
NOW accounts	414,532	394,873	412,602	358,973	357,922
Money market accounts	675,896	763,565	823,490	855,858	789,334
Savings accounts	342,579	331,800	326,967	305,775	300,108
Time deposits (in-market)	549,935	540,815	531,419	534,266	549,410
Wholesale brokered time deposits	294,101	309,479	302,479	267,552	284,590
Total deposits	$2,789,350	$2,879,651	$2,934,255	$2,836,280	$2,739,119

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Asset Quality Ratios:
Nonperforming assets to total assets	0.48%	0.49%	0.58%	0.48%	0.45%
Nonaccrual loans to total loans	0.56%	0.57%	0.70%	0.57%	0.52%
Allowance for loan losses to nonaccrual loans	149.73%	150.00%	128.61%	161.25%	182.32%
Allowance for loan losses to total loans	0.84%	0.86%	0.90%	0.92%	0.94%

Nonperforming Assets:
Commercial mortgages	$4,054	$4,054	$5,711	$4,915	$4,915
Commercial construction & development	—	—	—	—	—
Commercial & industrial	1,204	2,659	3,018	1,137	1,039
Residential real estate mortgages	10,409	9,367	10,666	9,472	7,411
Consumer	1,581	1,345	1,652	1,320	1,766
Total nonaccrual loans	17,248	17,425	21,047	16,844	15,131
Other real estate owned	1,515	1,326	716	955	1,388
Total nonperforming assets	$18,763	$18,751	$21,763	$17,799	$16,519

Past Due Loans:
Commercial mortgages	$4,062	$4,564	$4,555	$5,062	$4,929
Commercial & industrial	1,978	2,906	462	4,337	5,518
Residential real estate mortgages	8,893	8,703	9,286	10,567	10,904
Consumer loans	2,201	2,122	3,256	1,845	2,678
Total past due loans	$17,134	$18,295	$17,559	$21,811	$24,029

Total past due loans to total loans	0.56%	0.60%	0.58%	0.74%	0.82%
Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$13,211	$14,030	$13,635	$13,964	$12,397

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Nonaccrual Loan Activity:
Balance at beginning of period	$17,425	$21,047	$16,844	$15,131	$15,865	$21,047	$15,945
Additions to nonaccrual status	2,072	1,352	7,029	3,319	2,567	3,424	4,175
Loans returned to accruing status	—	(206)	(303)	(156)	(1,756)	(206)	(2,122)
Loans charged-off	(860)	(1,475)	(904)	(725)	(355)	(2,335)	(676)
Loans transferred to other real estate owned	(435)	(610)	(716)	—	(261)	(1,045)	(491)
Payments, payoffs and other changes	(954)	(2,683)	(903)	(725)	(929)	(3,637)	(1,700)
Balance at end of period	$17,248	$17,425	$21,047	$16,844	$15,131	$17,248	$15,131

Allowance for Loan Losses:
Balance at beginning of period	$26,137	$27,069	$27,161	$27,587	$27,810	$27,069	$28,023
Provision charged to earnings	450	500	750	200	100	950	100
Charge-offs	(860)	(1,475)	(904)	(725)	(355)	(2,335)	(676)
Recoveries	99	43	62	99	32	142	140
Balance at end of period	$25,826	$26,137	$27,069	$27,161	$27,587	$25,826	$27,587

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$65	$1,249	$405	($4)	$196	$1,314	$316
Commercial & industrial	684	(18)	217	348	26	666	19
Residential real estate mortgages	2	134	117	12	4	136	50
Consumer	10	67	103	270	97	77	151
Total	$761	$1,432	$842	$626	$323	$2,193	$536

Net charge-offs to average loans (annualized)	0.10%	0.19%	0.11%	0.08%	0.04%	0.14%	0.04%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans.

CONSOLIDATED AVERAGE BALANCE SHEETS
(Unaudited; Dollars in thousands)

For the Three Months Ended	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,019,290	$8,992	3.55	$933,939	$8,215	3.54	$873,212	$7,779	3.57
Construction & development	117,204	985	3.38	129,217	1,108	3.45	99,435	773	3.12
Commercial & industrial	591,893	6,408	4.35	604,519	7,681	5.11	601,536	7,378	4.92
Total commercial loans	$1,728,387	$16,385	3.81	$1,667,675	$17,004	4.10	$1,574,183	$15,930	4.06
Residential real estate loans, including loans held for sale	1,024,653	9,980	3.92	1,031,260	10,155	3.96	1,025,029	10,102	3.95
Consumer loans	342,866	3,311	3.88	343,519	3,393	3.97	338,809	3,183	3.77
Total loans	3,095,906	29,676	3.86	3,042,454	30,552	4.04	2,938,021	29,215	3.99
Cash, federal funds sold and short-term investments	69,839	70	0.40	68,488	64	0.38	63,858	29	0.18
FHLBB stock	31,723	231	2.93	25,597	210	3.30	37,730	164	1.74
Taxable debt securities	396,428	2,487	2.52	359,060	2,370	2.65	320,643	2,176	2.72
Nontaxable debt securities	28,531	433	6.10	33,313	507	6.12	40,886	627	6.15
Total securities	424,959	2,920	2.76	392,373	2,877	2.95	361,529	2,803	3.11
Total interest-earning assets	3,622,427	32,897	3.65	3,528,912	33,703	3.84	3,401,138	32,211	3.80
Noninterest-earning assets	247,081			240,113			221,577
Total assets	$3,869,508			$3,769,025			$3,622,715
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$42,952	$7	0.07	$50,704	$13	0.10	$38,129	$3	0.03
NOW accounts	403,136	53	0.05	386,488	56	0.06	363,434	53	0.06
Money market accounts	710,075	459	0.26	786,633	515	0.26	820,887	941	0.46
Savings accounts	338,504	49	0.06	328,174	49	0.06	298,286	50	0.07
Time deposits (in-market)	542,621	1,345	1.00	538,035	1,315	0.98	554,839	1,390	1.00
Wholesale brokered time deposits	302,707	1,068	1.42	296,801	1,020	1.38	285,844	911	1.28
FHLBB advances	587,395	2,313	1.58	453,019	2,152	1.91	391,152	1,891	1.94
Junior subordinated debentures	22,681	119	2.11	22,681	112	1.99	22,681	241	4.26
Other	66	1	6.09	79	2	10.18	116	2	6.92
Total interest-bearing liabilities	2,950,137	5,414	0.74	2,862,614	5,234	0.74	2,775,368	5,482	0.79
Demand deposits	473,731			471,782			441,355
Other liabilities	60,923			54,287			48,627
Shareholders' equity	384,717			380,342			357,365
Total liabilities and shareholders' equity	$3,869,508			$3,769,025			$3,622,715
Net interest income (FTE)		$27,483			$28,469			$26,729
Interest rate spread			2.91			3.10			3.01
Net interest margin			3.05			3.24			3.15

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015
Commercial loans	$554	$554	$476
Nontaxable debt securities	153	180	225
Total	$707	$734	$701

CONSOLIDATED AVERAGE BALANCE SHEETS
(Unaudited; Dollars in thousands)

For the Six Months Ended	June 30, 2016			June 30, 2015
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$976,619	$17,207	3.54	$862,638	$15,496	3.62
Construction & development	123,209	2,093	3.42	91,911	1,439	3.16
Commercial & industrial	598,203	14,089	4.74	604,984	14,307	4.77
Total commercial loans	1,698,031	33,389	3.95	1,559,533	31,242	4.04
Residential real estate loans, including loans held for sale	1,027,956	20,135	3.94	1,027,509	20,416	4.01
Consumer loans	343,193	6,704	3.93	337,578	6,351	3.79
Total loans	3,069,180	60,228	3.95	2,924,620	58,009	4.00
Cash, federal funds sold and short-term investments	69,164	134	0.39	57,492	54	0.19
FHLBB stock	28,660	441	3.09	37,730	329	1.76
Taxable debt securities	377,744	4,857	2.59	321,602	4,435	2.78
Nontaxable debt securities	30,922	940	6.11	42,762	1,291	6.09
Total securities	408,666	5,797	2.85	364,364	5,726	3.17
Total interest-earning assets	3,575,670	66,600	3.75	3,384,206	64,118	3.82
Noninterest-earning assets	243,597			221,686
Total assets	$3,819,267			$3,605,892
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$46,828	$20	0.09	$37,991	$11	0.06
NOW accounts	394,812	110	0.06	346,605	100	0.06
Money market accounts	748,354	975	0.26	810,519	1,825	0.45
Savings accounts	333,339	96	0.06	296,117	96	0.07
Time deposits (in-market)	540,328	2,659	0.99	560,917	2,859	1.03
Wholesale brokered time deposits	299,754	2,089	1.40	290,230	1,846	1.28
FHLBB advances	520,207	4,465	1.73	397,925	3,793	1.92
Junior subordinated debentures	22,681	231	2.05	22,681	482	4.29
Other	73	3	8.26	122	5	8.26
Total interest-bearing liabilities	2,906,376	10,648	0.74	2,763,107	11,017	0.80
Demand deposits	472,757			440,136
Other liabilities	57,605			48,342
Shareholders' equity	382,529			354,307
Total liabilities and shareholders' equity	$3,819,267			$3,605,892
Net interest income (FTE)		$55,952			$53,101
Interest rate spread			3.01			3.02
Net interest margin			3.15			3.16

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2016	Jun 30, 2015
Commercial loans	$1,108	$917
Nontaxable debt securities	333	454
Total	$1,441	$1,371

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Tangible Book Value per Share:
Total shareholders' equity, as reported	$388,332	$381,280	$375,388	$370,527	$359,167
Less:
Goodwill	64,059	64,059	64,059	64,196	58,114
Identifiable intangible assets, net	10,814	11,137	11,460	11,793	4,539
Total tangible shareholders' equity	$313,459	$306,084	$299,869	$294,538	$296,514

Shares outstanding, as reported	17,081	17,024	17,020	16,985	16,834

Book value per share - GAAP	$22.73	$22.40	$22.06	$21.82	$21.34
Tangible book value per share - Non-GAAP	$18.35	$17.98	$17.62	$17.34	$17.61

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$313,459	$306,084	$299,869	$294,538	$296,514

Total assets, as reported	$3,917,081	$3,838,210	$3,771,604	$3,674,836	$3,644,477
Less:
Goodwill	64,059	64,059	64,059	64,196	58,114
Identifiable intangible assets, net	10,814	11,137	11,460	11,793	4,539
Total tangible assets	$3,842,208	$3,763,014	$3,696,085	$3,598,847	$3,581,824

Equity to assets - GAAP	9.91%	9.93%	9.95%	10.08%	9.86%
Tangible equity to tangible assets - Non-GAAP	8.16%	8.13%	8.11%	8.18%	8.28%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Return on Average Tangible Assets:
Net income, as reported	$11,057	$10,935	$10,744	$10,208	$11,503	$21,992	$22,513

Total average assets, as reported	$3,869,508	$3,769,025	$3,700,441	$3,678,487	$3,622,715	$3,819,267	$3,605,892
Less average balances of:
Goodwill	64,059	64,059	64,194	62,524	58,114	64,059	58,114
Identifiable intangible assets, net	10,972	11,294	11,616	8,768	4,614	11,133	4,691
Total average tangible assets	$3,794,477	$3,693,672	$3,624,631	$3,607,195	$3,559,987	$3,744,075	$3,543,087

Return on average assets - GAAP	1.14%	1.16%	1.16%	1.11%	1.27%	1.15%	1.25%
Return on average tangible assets - Non-GAAP	1.17%	1.18%	1.19%	1.13%	1.29%	1.17%	1.27%

Return on Average Tangible Equity:
Net income, as reported	$11,057	$10,935	$10,744	$10,208	$11,503	$21,992	$22,513

Total average equity, as reported	$384,717	$380,342	$373,197	$366,724	$357,365	$382,529	$354,307
Less average balances of:
Goodwill	64,059	64,059	64,194	62,524	58,114	64,059	58,114
Identifiable intangible assets, net	10,972	11,294	11,616	8,768	4,614	11,133	4,691
Total average tangible equity	$309,686	$304,989	$297,387	$295,432	$294,637	$307,337	$291,502

Return on average equity - GAAP	11.50%	11.50%	11.52%	11.13%	12.88%	11.50%	12.71%
Return on average tangible equity - Non-GAAP	14.28%	14.34%	14.45%	13.82%	15.62%	14.31%	15.45%